SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2003

GENUITY INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30837	74-2864824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 Presidential Way, Woburn, MA	01801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (800) 436-8489

This Page is 1 of 4 Pages.

Exhibit Index appears on page 4

ITEM 9.  REGULATION FD DISCLOSURE

Genuity Inc., a Delaware corporation, (“Genuity” or the “Company”) hereby files Amendment No. 1 to its Current Report on Form 8-K (the “Amendment”) filed with the Securities and Exchange Commission on March 3, 2003.  On June 11, 2003, Genuity Inc. and certain of its subsidiaries (collectively, the “Debtors”) filed with the United States Bankruptcy Court for the Southern District of New York (the “Court”) an amended Monthly Operating Statement for the period from January 1, 2003 through January 31, 2003 (the “Amended Monthly Operating Statement”) in a form prescribed by the office of the United States Trustee of the Department of Justice for the Southern District of New York. Exhibit 99.1 to this Amendment contains the text of the Amended Monthly Operating Statement required to be filed with the Court. This Amendment (including the exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Company’s informational filings with the Court, including the Amended Monthly Operating Statement, are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. The Amended Monthly Operating Statement may be available electronically, for a fee, through the Court’s Internet web site at www.nysb.uscourts.gov (Case No. 02-43558).

Genuity is now working to formulate a plan providing for the liquidation of its remaining assets and distribution of the proceeds to creditors. Genuity’s subsidiaries that are not part of the bankruptcy proceedings are also winding down their operations. Due to uncertainties regarding the potential claims against Genuity and the amount of available proceeds, it is not possible to predict when the liquidation will be completed or how much will be available for distribution to creditors. Genuity believes that its stockholders will not receive any proceeds from the liquidation and that its common stock will have no value in connection with the liquidation.

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Amended Monthly Operating Statement as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company or other Debtors, or any other affiliate of the Company. The Amended Monthly Operating Statement was not audited and is in a format prescribed by the office of the United States Trustee of the Department of Justice for the Southern District of New York. However, in the opinion of the Company’s management, the information reflects all adjustments necessary for a fair presentation of the results for the period presented in accordance with generally accepted accounting principles for interim financial statements. The Amended Monthly Operating Statement should be read together with the audited consolidated financial statements in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Amended Monthly Operating Statement is complete. The Amended Monthly Operating Statement also contains information for periods that are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act.

Certain statements in this Amendment are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated in such statements due to a number of factors, including changes arising from the Company’s bankruptcy filing and the liquidation and distribution of the Company’s remaining assets in bankruptcy.

Additional factors that may affect the Company’s business and financial results are also discussed from time to time in the Company’s other filings with the Securities and Exchange Commission, including in the Company’s Form 10-K for the year ended December 31, 2001. The forward-looking statements contained in this Amendment speak only as of the time the statements were given, and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this Amendment.

In accordance with general instruction B.2 of Form 8-K, the information in this Amendment (including exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, as amended or otherwise subject to liabilities of that section. This Amendment will not be deemed an admission as to the materiality of any information contained in this Amendment that is required to be disclosed solely by Regulation FD.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

99.1	Unaudited Amended Monthly Operating Statement for the period from January 1, 2003 to January 31, 2003 filed with the United States Bankruptcy Court for the Southern District of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuity Inc.

	By:	/s/ ERIC A. SIMONSEN
Date: June 11, 2003		Name: Eric A. Simonsen Title: Chief Financial Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Amended Monthly Operating Statement for the period from January 1, 2003 to January 31, 2003 filed with the United States Bankruptcy Court for the Southern District of New York.